Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Blue Star Foods Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)			Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.0001 par value per share issuable pursuant to the ELOC Purchase Agreement (1)	457	(o)	3,743,000	1.85		$6,924,550.00	(3)	0.0001476		$1,022.06

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$6,924,550.00					$1,022.06
	Total Fees Previously Paid										$
	Total Fee Offsets
	Net Fee Due											$1,022.06

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).